Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Senior High Income Fund, Inc.  (ARK)
BlackRock High Yield Trust  (BHY)
BlackRock Limited Duration Income Trust  (BLW)
BlackRock Funds II, High Yield Bond Portfolio  (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio  (BR-
INC-HY)
BlackRock Secured Credit Portfolio  (BR-MSB)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc  (BVA-HI)
BlackRock High Yield V.I. Fund  (BVA-HY)
BlackRock Corporate High Yield Fund, Inc.  (COY)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
BlackRock Debt Strategies Fund, Inc.  (DSU)
BlackRock Corporate High Yield Fund VI, Inc.  (HYT)
BlackRock Corporate High Yield Fund V, Inc. (HYV) iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock High Yield Portfolio  (MIST-HY)
AST BlackRock Global Strategies Portfolio - US High Yield
(PRU-AA-HY)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
09-26-2013

Security Type:
BND/CORP

Issuer
Gannett Co., Inc.  (2019)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Citigroup
Global Markets Inc., Barclays Capital,
Inc., Mitsubishi UFJ Securities (USA),
Inc., Mizuho Securities USA Inc., SunTrust
Robinson Humphrey, Inc., US Bancorp
Investments Inc., PNC Capital Markets LLC,
Fifth Third Securities, Inc., Raymond
James & Associates Inc., Capital One
Southcoast, Inc., SMBC Nikko Capital
Markets Limited, Comerica Securities,
Inc., RBS Securities Inc., TD Securities
(USA) LLC


Transaction Details

Date of Purchase
09-26-2013

Purchase
Price/Share
(per share / %
of par)
$98.724

Total
Commission,
Spread or
Profit
1.494

1.	Aggregate Principal Amount Purchased
(a+b)
$35,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$21,661,000

b.   Other BlackRock Clients
$13,339,000

2.	Aggregate Principal Amount of
Offering
$600,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05833



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[ ]   U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[X]   Eligible Rule 144A Offering   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ]   Government Securities Offering

Timing and Price (check ONE or BOTH)
[X]   The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other purchaser
of securities in that offering or in any concurrent
offering of the securities; and
[ ]   If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 10-02-2013

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date: 10-04-2013

Global Syndicate Team
Member